BAUMAN & ASSOCIATES LAW FIRM

FREDERICK C. BAUMAN

Attorney-at-Law

Nevada Bar No. 8370

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131 U.S.A.

www.lawbauman.com

(702) 533-8372

(800) 991-8697

fred@lawbauman.com

May 17, 2019

Proficient Alpha Acquisition Corp.

40 Wall Street, 29th Floor

New York, NY 10005

Attn: Kin Sze

Ladies and Gentlemen:

As special Nevada counsel for Proficient Alpha Acquisition Corp. (the “Company”), I have examined the Company's articles of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of law I have deemed relevant for the purpose of this opinion.

I have also, as special Nevada counsel for the Company, examined the Registration Statement (the "Registration Statement") of the Company on Form S-1, File No. 333-231084, covering the registration under the Securities Act of 1933, as amended (the “Act”) of 11,500,000 Units (the “Units”) comprised of 11,500,000 shares (the “Shares”) of the Company's common stock, $.001 par value, of the Company (the "Common Stock"), 11,500,000 warrants (the “Warrants”) and 11,500,000 Rights (the “Rights”), as well as 92,000 Representatives Shares (the “Representative’s Shares”) and 920,000 Representative’s Warrants (the “Representative’s Warrants”).

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, such Units will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Shares and Representative’s Shares will be validly issued, fully paid and non-assessable.

3. Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants and the Representative’s Warrants will be valid and legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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4. Rights. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Rights will be valid and legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

I am opining solely on all applicable statutory provisions of Nevada corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Nevada Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Units, Warrants and Rights constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. My opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and I assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. I express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. I am not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement, to the use of my name as your counsel and to all references made to me and to the inclusion of this opinion in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

BAUMAN & ASSOCIATES LAW FIRM

By /s/ Frederick C. Bauman

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Frederick C. Bauman, Attorney

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